Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"TOGA LIMITED", A DELAWARE CORPORATION,

WITH AND INTO "BLINK COUTURE INC." UNDER THE NAME OF "TOGA LIMITED", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JULY, A.D. 2016, AT 11:22 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3718482 8100M

SR# 20165029788

Authentication: 202711808

Date: 07-25-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:22 AM 07/22/2016
FILED 11:22 AM 07/22/2016
SR 20165029788 - File Number 3718482

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Blink Couture, Inc. ______, and the name of the corporation being merged into this surviving corporation is Toga Limited ______.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Blink Couture, Inc. changing its name to Toga Limited a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on July 22, 2016.

SIXTH: The Agreement of Merger is on file at Suite 30-01,Level 30, Menara Standard Chartered No. 30, Jalan Sultan Ismail, 50250, Kuala Lumpur, Malaysia, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 21st day of July, A.D., 2016.

By: ______
Authorized Officer

Name: Michael Toh Kok Soon
Print or Type

Title: Chief Executive Officer